Exhibit 99.1

Wayside Technology Group Reports Fourth Quarter and

Full Year 2021 Results

-	Q4 & FY 2021 Net Sales, Gross Profit, Net Income, Adjusted EBITDA and EPS at $0.78 per share Increase to Record Levels –

-	FY 2021 Net Income Grew 2x to $9.2 Million or $2.09 per Share; Adjusted EBITDA up 36% to $15.5 Million -

EATONTOWN, N.J., March 2, 2022 -- Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), a value-added global IT channel company providing innovative sales and distribution solutions for emerging technology vendors, is reporting results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights vs. Same Year-Ago Quarter

●	Adjusted gross billings (a non-GAAP financial measure defined below) increased 16% to $262.1 million.
●	Net sales increased 6% to $75.5 million.
●	Gross profit increased 20% to $12.6 million.
●	Net income increased 36% to $3.4 million or $0.78 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 17% to $5.1 million.

Full Year 2021 Highlights vs. 2020:

●	Adjusted gross billings increased 28% to $935.0 million.
●	Net sales increased 12% to $282.6 million.
●	Gross profit increased 38% to $45.7 million.
●	Net income grew 2x to $9.2 million or $2.09 per diluted share.
●	Adjusted EBITDA increased 36% to $15.5 million.

Management Commentary

“2021 was a record year for Wayside, highlighted by strong results across all of our key financial metrics,” said CEO Dale Foster. “This was driven by the execution of our core strategy – generating organic growth with existing vendors, adding new emerging vendors to our line card, and delivering on our acquisition objectives, including the integration of CDF Group Limited (“CDF”). Q4 2021 marked the one-year anniversary of our CDF acquisition, which has been an excellent addition to our organization. CDF realized 17% gross profit growth in 2021, in addition to solid organic growth from Wayside, and we expect additional synergies across our platforms in 2022 that will further improve our operating leverage.

“2022 is already off to a strong year as we are ramping several new vendor additions to our line card, including IRONSCALES, Sonatype and Vultr. Further, in January we became an approved vendor for the National Cooperative Purchasing Alliance (NCPA). This partnership allows us to leverage NCPA’s cooperative purchasing contracts and nationwide agency network to deliver best-in-class security and IT solutions across multiple sectors, including government, healthcare and education.

“Looking ahead to the rest of 2022, we expect to generate another record year of results and will remain steadfast in executing our core growth initiatives. We have a strong foundation in place to support the emerging vendors in our network and pipeline across the globe, and we look forward to continuing to deliver value to our customers, partners and shareholders alike.”

Dividend

Subsequent to the quarter end, on March 1, 2022, Wayside’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on March 18, 2022 to shareholders of record on March 14, 2022.

Fourth Quarter 2021 Financial Results

Adjusted gross billings in the fourth quarter of 2021 increased 16% to $262.1 million compared to $226.4 million for the same period in 2020. This reflects both strong organic growth from new and existing vendors as well as the benefit from the acquisition of CDF, which occurred in November 2020. In addition, Net sales in the fourth quarter of 2021 increased 6% to $75.5 million compared to $71.4 million for the same period in 2020.

Gross profit in the fourth quarter of 2021 increased 20% to $12.6 million compared to $10.5 million for the same period in 2020. The increase in gross profit was driven by new and existing vendors, certain customers that did not fully utilize discounts for early pay, as well as contribution from CDF.

Total selling, general, and administrative (“SG&A”) expenses in the fourth quarter of 2021 were $8.2 million compared to $7.7 million for the same period in 2020. SG&A as a percentage of adjusted gross billings was 3.1% for the fourth quarter of 2021 compared to 3.4% for same period in 2020.

Net income in the fourth quarter of 2021 increased 36% to $3.4 million or $0.78 per diluted share, compared to $2.5 million or $0.58 per diluted share for the same period in 2020.

Adjusted EBITDA in the fourth quarter of 2021 increased 17% to $5.1 million compared to $4.4 million for the same period in 2020. The increase was driven by organic growth and the acquisition of CDF.

Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 40.7% in the fourth quarter of 2021 compared to 41.4% for the same period in 2020.

Cash and cash equivalents were $29.3 million on December 31, 2021, compared to $29.3 million on December 31, 2020, while working capital increased by $8.6 million during this period. The Company remained debt free on December 31, 2021, with no borrowings outstanding under either its $20 million or £8 million credit facilities.

Fourth quarter and full year financial results in 2020 partially include operations from the acquisition of CDF on November 6, 2020.

Conference Call

The Company will conduct a conference call tomorrow, March 3, 2022, at 8:30 a.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2021.

Wayside management will host the conference call, followed by a question-and-answer period.

Date: Thursday, March 3, 2022
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (844) 946-0286
International dial-in number: (602) 585-9685
Conference ID: 2662587

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will be broadcast live and available for replay here and on the investor relations section of the Company’s website at www.waysidetechnology.com.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is a value-added IT distribution and solutions company specializing in emerging and disruptive technologies. Wayside operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter, TechXtend and CloudKnowHow. The Company provides IT distribution and solutions for emerging companies in the Security, Data Management, Cloud, Connectivity, Storage & HCI, Virtualization, and Software & ALM industries.

Additional information can be found by visiting www.waysidetechnology.com.

Non-GAAP Financial Measures

Wayside Technology uses non-GAAP financial measures, including adjusted gross billings and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Wayside’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. In this press release, forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,”

“may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy, and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on the Company’s reseller partners and the end customer markets they serve, among others. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
drew@waysidetechnology.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(949) 200-4603

WSTG@elevate-ir.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2021	2020

ASSETS
Current assets
Cash and cash equivalents	$29,272	$29,348
Accounts receivable, net of allowance for doubtful accounts of $881 and $892, respectively	122,502	93,821
Inventory, net	2,022	4,936
Vendor prepayments and advances	661	1,235
Prepaid expenses and other current assets	4,871	3,837
Total current assets	159,328	133,177

Equipment and leasehold improvements, net	1,932	2,308
Goodwill	17,188	16,816
Other intangibles, net	9,950	10,625
Right-of-use assets, net	1,628	1,933
Accounts receivable long-term	78	304
Other assets	459	257
Deferred income tax assets	189	113
Total assets	$190,752	$165,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$134,271	$116,692
Lease liability, current portion	475	490
Total current liabilities	134,746	117,182

Lease liability, net of current portion	1,810	2,167
Deferred income tax liabilities	1,780	1,467
Total liabilities	138,336	120,816

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,424,672 and 4,361,997 shares outstanding, respectively	53	53
Additional paid-in capital	32,087	31,962
Treasury stock, at cost, 859,828 and 922,503 shares, respectively	(13,870)	(14,747)
Retained earnings	34,396	28,191
Accumulated other comprehensive loss	(250)	(742)
Total stockholders’ equity	52,416	44,717
Total liabilities and stockholders’ equity	$190,752	$165,533

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,
	2021	2020	2021	2020

Net sales	$282,582	$251,568	$75,508	$71,445

Cost of sales	236,866	218,528	62,933	60,920

Gross profit	45,716	33,040	12,575	10,525

Selling, general and administrative expenses	32,136	23,929	7,823	7,066
Legal and financial advisory expenses, net - unsolicited bid and related matters	-	1,586	-	(165)
Acquisition related costs	-	1,518	-	536
Amortization & depreciation expense	1,529	704	353	301
Total selling, general and administrative expenses	33,665	27,737	8,176	7,738

Income from operations	12,051	5,303	4,399	2,787

Interest, net	359	121	(3)	15
Foreign currency transaction (loss) gain	(46)	796	61	590
Income before provision for income taxes	12,364	6,220	4,457	3,392
Provision for income taxes	3,166	1,746	1,011	865

Net income	$9,198	$4,474	$3,446	$2,527

Income per common share - Basic	$2.09	$1.01	$0.78	$0.58
Income per common share - Diluted	$2.09	$1.01	$0.78	$0.58

Weighted average common shares outstanding - Basic	4,272	4,288	4,299	4,235
Weighted average common shares outstanding - Diluted	4,272	4,288	4,299	4,235

Dividends paid per common share	$0.68	$0.68	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Year ended		Three months ended
	December 31,		December 31,
	2021	2020	2021	2020
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$282,582	$251,568	$75,508	$71,445
Costs of sales related to sales where the Company is an agent	652,396	477,671	186,554	154,937
Adjusted gross billings (Non-GAAP)	$934,978	$729,239	$262,062	$226,382

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to net income reconciled to adjusted EBITDA (2):

	Year ended		Three months ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income reconciled to adjusted EBITDA:

Net income	$9,198	$4,474	$3,446	$2,527
Provision for income taxes	3,166	1,746	1,011	865
Depreciation and amortization	1,529	704	353	301
Interest expense	68	116	17	57
EBITDA	13,961	7,040	4,827	3,750
Share-based compensation	1,546	1,278	292	241
Legal and financial advisory expenses, net - unsolicited bid and related matters	-	1,586	-	(165)
Acquisition related costs	-	1,518	-	536
Adjusted EBITDA	$15,507	$11,422	$5,119	$4,362

	Year ended		Three months ended
	December 31,		December 31,
	2021	2020	2021	2020
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(55)	$(164)	$(6)	$(28)
Interest income	(372)	(73)	(8)	(44)
Interest expense	68	116	17	57
Interest, net	$(359)	$(121)	$3	$(15)

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, legal and financial advisory expenses, net – unsolicited bid and related matters and acquisition related costs. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.